Life On Earth, Inc. (LFER) Closes Purchase of SmartAxiom, Inc.

LFER is Poised for Growth in Cloud Based Software and Technology Solutions to Enable Secure, Smart, Compliant and Maintainable Enterprise Business Solutions.

NEW YORK, New York - May 12, 2021- Life On Earth, Inc. (OTC: LFER), announces today that it has closed on the purchase of 100% of the issued and outstanding shares in SmartAxiom, Inc. and its India Subsidiary (“SmartAxiom”), including all intellectual property, existing software infrastructure, and current customers. SmartAxiom is a California-based IoT solution and cybersecurity software company founded by Amit Biyani. Along with the acquisition comes a team that have decades of experience in embedded system engineering, security, blockchain, data analytics, technology marketing and solution sales, contributing to the success of industry leaders such as Broadcom, Intel, ARM and NXP.

SmartAxiom’s patented software technology manages and secures through a unique lite blockchain technology running among those devices at the edge of the Internet and enabling them to defend themselves. The SmartAxiom technology can also manage Non-Fungible Tokens (NFTs) and this solution is seeing great customer interest for tracking the entire lifecycle of IoT devices and every step of the supply chain and distribution webs. Upon closing of the SmartAxiom’s acquisition, SmartAxiom will operate as a wholly-owned subsidiary of Life On Earth, Inc.

Statement from Mr. Mahmood Khan Chief Executive Officer of Life On Earth, Inc.:
“I am very pleased to announce our closing of the SmartAxiom acquisition. This first step is the key to our vision of delivering value in the fast-emerging technologies, that include bullet proof secure IoT solutions and SaaS based enterprise software. In addition, we can leverage SmartAxiom’s patented core technologies to rapidly expand our systems to address desperately needed hacker-proof business solutions. This is vitally important given the recent developments of cyber-attacks and hacks that have occurred recently on a worldwide scale. To that end, we shall be making additional announcements to update the markets, and our industry, on how SmartAxiom progresses with its existing and new strategic partnerships and solutions.”

Statement from Mr. Amit Biyani, Founder SmartAxiom Inc.:

"I am thrilled to be working with the LFER team as this acquisition will accelerate the productization and deployment of vertical solutions based on our patented blockchain IoT technologies. This will enable us to better satisfy a broader range of customers and partners more quickly with exciting new NFT-based offerings. The acquisition will help us realize our vision to be the de-facto standard for securing the Internet-of-Things through decentralized blockchain technologies, thus making it all safer, faster and more efficient for all."

LFER has disclosed the closing in Form 8-K.

About Life On Earth, Inc.

Life On Earth, Inc. ("LFER") is a cloud based enterprise software developer and a provider that enables rapid innovation that keeps the Cloud enterprise operations safe, compliant and manageable. The products were designed to help organizations innovate and modernize legacy systems while minimizing cost and risk of business disruptions and ensure regulatory compliance. For more information, please visit our corporate website - www.lifeonearthinc.com Investors and corporate inquiries, please contact: info@lifeonearthinc.com | (646) 844- 9897

About SmartAxiom, Inc.

SmartAxiom’s software manages and secures the Internet-of-Things (IoT) through patented, lite blockchain technology running among those devices at the edge of the Internet and enabling them to defend themselves. Our peer-to-peer distributed ledgers improve security, latency, reliability and manageability. We uniquely create the first true endpoint-to-cloud blockchain solution, while our IoT Smart Contracts manage NFTs and push intelligence to the edge. SmartAxiom technology is proving valuable in many verticals such as smart buildings, manufacturing lines, in vehicles and shipment tracking. It interoperates with enterprise systems such as IBM Blockchain and Microsoft Azure and is proven on many ARM and Intel based microcontrollers such as those from Intel, NXP, Renesas, Marvell, and Broadcom. https://www.smartaxiom.com.

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Forward-Looking Statements: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Life On Earth, Inc. its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy.  The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements, including those relating to the LFER’s financing being adequate for it to develop and market its software products, and to launch its growth and expansion plans, among others, are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Life On Earth, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  No information in this press release should be construed in any way whatsoever as an indication of Life On Earth, Inc.’s future revenues, financial performance or stock price.   More information about the potential factors that could affect the business and financial results is and will be included in Life On Earth, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov.